EXHIBIT 10.17

FIRST AMENDMENT TO LEASE AGREEMENT
(Southaven Power Plant)

THIS FIRST AMENDMENT TO LEASE AGREEMENT is executed to be effective as of the 17th day of April, 2009, by and between SEVEN STATE SOUTHAVEN, LLC, (“Seven States”) a Delaware limited liability company, as owner and lessor, and TENNESSEE VALLEY AUTHORITY ("TVA"), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831-831ee (2006), and acting as to real property as agent and in the name of the United States of America, as lessee.

WITNESSETH:

WHEREAS, Seven States and TVA entered into that certain Lease Agreement dated September 30, 2008 (the “Lease”) pursuant to which TVA leases from Seven States the “Leased Premises,” which consist of Seven States’ 69.69% undivided ownership interest in the Purchased Assets, as more particularly defined in the Lease; and

WHEREAS, on the date hereof, Seven States has acquired an additional 20.31% undivided ownership interest in the Purchased Assets, bringing Seven States’ ownership interest in the Purchased Assets up to 90%; and

WHEREAS, the parties hereto desire to confirm that the “Leased Premises” now includes Seven States’ entire 90% undivided interest in the Purchased Assets as of the date hereof and that the Lease, as hereby amended, is effective to create a lease from Seven States to TVA of the entire “Leased Premises”;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Seven States and TVA hereby acknowledge and agree that as of the date hereof, the “Leased Premises” shall consist of Seven States’ entire 90% undivided ownership interest in the Purchased Assets.

2.
Seven States and TVA acknowledge and agree that beginning on the date hereof, the “Monthly Amortization Costs” portion of Basic Rent shall be calculated on the basis of an Elected Percentage equal to 90%, with such Monthly Amortization Costs for April, 2009 being pro-rated based on 16/30th of the month at an Elected Percentage equal to 69.69% and the other 14/30th of the month at an Elected Percentage equal to 90%.

3.	Seven States and TVA acknowledge and agree that beginning on the date hereof, the Elected Percentage shall be equal to 90% for all other purposes under the Lease.

4.	Except as modified hereby, all other terms and conditions of the Lease remain in full force and effect, and the parties expressly reaffirm and confirm their ongoing obligations thereunder.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement to be effective as of the date and year first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John G. Trawick
Name: John G. Trawick
Title: Vice President, Strategy, Pricing & Contracts

Signature Page to First Amendment to Lease Agreement